Exhibit (h)(1)(d)

AMENDMENT NO. 3

TO THE

FOURTH AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment, effective as of April 29, 2022, amends the Fourth Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2020, by and between Invesco Advisers, Inc., a Delaware corporation (the “Administrator”) and AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware business trust (the “Trust”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to change the name of Invesco V.I. International Growth Fund to Invesco V.I. EQV International Equity Fund and to remove Invesco V.I. Core Bond Fund and Invesco V.I. S&P 500 Index Fund, each a series portfolio of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (“AVIF”), effective April 29, 2022.

NOW THEREFORE, the parties agree that:

1.	Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A

TO

FOURTH AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

OF

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Portfolios	Effective Date of Agreement

Invesco Oppenheimer V.I. International Growth Fund	May 24, 2019
Invesco V.I. American Franchise Fund	February 12, 2010
Invesco V.I. American Value Fund	February 12, 2010
Invesco V.I. Balanced-Risk Allocation Fund	January 7, 2011
Invesco V.I. Capital Appreciation Fund	May 24, 2019
Invesco V.I. Comstock Fund	February 12, 2010
Invesco V.I. Conservative Balanced Fund	May 24, 2019
Invesco V.I. Core Equity Fund	May 1, 2000
Invesco V.I. Core Plus Bond Fund	May 1, 2000
Invesco V.I. Discovery Mid Cap Growth Fund	May 24, 2019
Invesco V.I. Diversified Dividend Fund	February 12, 2010
Invesco V.I. Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco V.I. Equity and Income Fund	February 12, 2010
Invesco V.I. Global Fund	May 24, 2019
Invesco V.I. Global Strategic Income Fund	May 24, 2019
Invesco V.I. Global Core Equity Fund	February 12, 2010
Invesco V.I. Global Real Estate Fund	April 30, 2004
Invesco V.I. Government Money Market Fund****	May 24, 2019
Invesco V.I. Government Securities Fund	May 1, 2000
Invesco V.I. Growth and Income Fund	February 12, 2010
Invesco V.I. Health Care Fund	April 30, 2004
Invesco V.I. High Yield Fund	May 1, 2000
Invesco V.I. EQV International Equity Fund	May 1, 2000
Invesco V.I. Main Street Fund®	May 24, 2019
Invesco V.I. Main Street Mid Cap Fund	September 10, 2001
Invesco V.I. Main Street Small Cap Fund®	May 24, 2019
Invesco V.I. S&P 500 Buffer Fund – March	September 7, 2021
Invesco V.I. S&P 500 Buffer Fund – June	September 7, 2021
Invesco V.I. S&P 500 Buffer Fund – September	September 7, 2021
Invesco V.I. S&P 500 Buffer Fund – December	September 7, 2021
Invesco V.I. NASDAQ 100 Buffer Fund – March	September 7, 2021
Invesco V.I. NASDAQ 100 Buffer Fund – June	September 7, 2021
Invesco V.I. NASDAQ 100 Buffer Fund – September	September 7, 2021
Invesco V.I. NASDAQ 100 Buffer Fund – December	September 7, 2021
Invesco V.I. Small Cap Equity Fund	September 1, 2003
Invesco V.I. Technology Fund	April 30, 2004
Invesco V.I. U.S. Government Money Portfolio****	May 1, 2000

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Invesco Fund Complex Net Assets**
0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

* The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month.

**  Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed-end fund in the Invesco Fund complex overseen by the Invesco Funds Board.

***  For the additional administrative services that the Administrator provides or ensures that the Insurance Company or Qualified Plan (that has entered into a Participation Agreement with AIM Variable Insurance Funds (Invesco Variable Insurance Funds)) provides, the Portfolios shall pay Invesco Advisers, Inc., on a quarterly basis, up to an annual rate of .15% of the average net asset value of each portfolio not to exceed the Administrator’s cost. To the extent that the Administrator’s cost exceeds .15%, such excess amount shall be borne by the Administrator and the Administrator will not seek reimbursement at a later time for such excess amounts on services previously rendered if the Administrator’s cost is later reduced to an amount below .15%.

****  In addition to the rate described above, Invesco V.I. Government Money Market Fund and Invesco V.I. U.S. Government Money Portfolio shall also pay the Administrator 0.03% for the provision of the Money Market Fund Administrative Services.”

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

INVESCO ADVISERS, INC.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Senior Vice President & Secretary

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Secretary, Senior Vice President and Chief Legal Officer

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